As filed with the Securities and Exchange Commission on September 26, 2014

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

 CITIZENS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		05-0412693
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
Citizens Financial Group, Inc. One Citizens Plaza Providence, RI 02903 401-456-7000 (t)
(Address of Principal Executive Offices, Including Zip Code)

 Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan
Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan
Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan
Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan
Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan

 (Full title of the plan)

Stephen T. Gannon General Counsel and Chief Legal Officer Citizens Financial Group, Inc. One Citizens Plaza Providence, RI 02903 (401) 456-7000
(Name, address and telephone number, including area code, of agent for service)
With a copy to:
Jean McLoughlin Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, par value $0.01 per share
- Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan, Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan, Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan	57,679,827 (2)	$22.29	$1,285,683,343.83	$165,596.01
- Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan	1,679,995	$22.29	$37,447,088.55	$4,823.19
- Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan	7,839,977	$22.29	$174,753,087.33	$22,508.20
Total	67,199,799		$1,497,883,519.71	$192,927.40

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of common stock, $0.01 par value per share (“Common Stock”), of Citizens Financial Group, Inc. (the “Company” or “Registrant”) (i) authorized for issuance under the Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (the “CFG OIP”) and the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (the “CFG Directors Plan”), (ii) underlying awards granted pursuant to the Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan (the “CFG LTIP”) and the Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan (the “CFG Deferral Plan”), (iii) authorized for sale under the Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan (the “CFG ESPP”, and together with the CFG OIP, the CFG Directors Plan, the CFG LTIP and the CFG Deferral Plan, the “Plans”), and (iv) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that may become issuable or available for sale, as applicable, under the Plans by reason of any stock dividend, stock split or other similar transaction.

(2)
This amount includes (i) shares of Common Stock authorized for issuance under the CFG OIP and (ii) shares of Common Stock subject to awards outstanding under the CFG LTIP and the CFG Deferral Plan.  Following the closing of the Company’s initial public offering, no new awards can be made under the CFG LTIP or the CFG Deferral Plan.  However, outstanding awards granted under each of the CFG LTIP and the CFG Deferral Plan will continue to be governed by the terms of the CFG LTIP and CFG Deferral Plan, respectively. To the extent outstanding awards under the CFG LTIP or CFG Deferral Plan are released or lapse or are settled in cash or bonds, in whole or in part, the shares of Common Stock subject to such awards will become available for future issuance under the CFG OIP.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.  The Proposed Maximum Offering Price Per Share represents the average of the high and low prices of shares of Common Stock of the Registrant on the New York Stock Exchange on September 24, 2014.

(4)	Rounded up to the nearest penny.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)      The Company’s prospectus, dated September 24, 2014, filed with the Securities and Exchange Commission (the “Commission”)  pursuant to Rule 424(b) under the Securities Act, in connection with the Company’s Registration Statement on Form S-1 (Registration No. 333-195900), as originally filed by the Registrant on May 12, 2014, and subsequently amended.

(b)      The description of the Company’s share capital which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-36636), dated September 19, 2014, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.

The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains policies of insurance under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

In addition, the underwriting agreement filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-195900), as originally filed by the Registrant on May 12, 2014, and subsequently amended, provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

The Registrant has entered into indemnification agreements with its directors and executive officers. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended, dated September 8, 2014 (Commission File No. 333-195900))

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended, dated September 8, 2014 (Commission File No. 333-195900))
4.3
Form of Registration Rights Agreement between the Registrant and The Royal Bank of Scotland Group plc (incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended, dated September 8, 2014 (Commission File No. 333-195900))

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages hereof)
99.1	Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (filed herewith)
99.2	Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (filed herewith)
99.3	Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan (filed herewith)
99.4	Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan (filed herewith)

99.5	Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan (filed herewith)

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)     To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on the 26th day of  September,  2014.

CITIZENS FINANCIAL GROUP, INC.
By:	/s/ Bruce Van Saun
	Name:	Bruce Van Saun
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Bruce Van Saun, John Fawcett and Stephen T. Gannon and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Citizens Financial Group, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Van Saun	Chairman and Chief Executive Officer (principal executive officer)	September 26, 2014
Bruce Van Saun

/s/ Anthony Di Iorio	Director	September 26, 2014
Anthony Di Iorio

/s/ Mark Casady	Director	September 26, 2014
Mark Casady

/s/ Robert Gillespie	Director	September 26, 2014
Robert Gillespie

/s/ William P. Hankowsky	Director	September 26, 2014
William P. Hankowsky

/s/ Howard W. Hanna III	Director	September 26, 2014
Howard W. Hanna III

/s/ Charles J. Koch	Director	September 26, 2014
Charles J. Koch

/s/ Robert D. Matthews, Jr.	Director	September 26, 2014
Robert D. Matthews, Jr.

/s/ Arthur F. Ryan	Director	September 26, 2014
Arthur F. Ryan

/s/ Shivan S. Subramaniam	Director	September 26, 2014
Shivan S. Subramaniam

/s/ Wendy A. Watson	Director	September 26, 2014
Wendy A. Watson

/s/ Marita Zuraitis	Director	September 26, 2014
Marita Zuraitis

/s/ Leo I. Higdon	Director	September 26, 2014
Leo I. Higdon

/s/ John Fawcett	Executive Vice President and Chief Financial Officer (principal financial officer)	September 26, 2014
John Fawcett

/s/ Ronald S. Ohsberg	Executive Vice President and Controller (principal accounting officer)	September 26, 2014
Ronald S. Ohsberg

EXHIBIT INDEX

Exhibit Number
4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended, dated September 8, 2014 (Commission File No. 333-195900))

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, as amended, dated September 8, 2014 (Commission File No. 333-195900))
4.3
Form of Registration Rights Agreement between the Registrant and The Royal Bank of Scotland Group plc (incorporated herein by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended, dated September 8, 2014 (Commission File No. 333-195900))

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages hereof)
99.1	Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (filed herewith)
99.2	Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (filed herewith)
99.3	Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan (filed herewith)
99.4	Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan (filed herewith)
99.5	Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan (filed herewith)